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                                                                  Exhibit (e)(3)
                               AMENDED SCHEDULE A

                         (to the Distribution Agreement
                       between the Forward Funds, Inc. and
                            PFPC Distributors, Inc.)

                                December 4, 2003

                                  NAME OF FUNDS

                      Forward Hoover Small Cap Equity Fund
                          Forward Hoover Mini-Cap Fund
                   Forward Uniplan Real Estate Investment Fund
                  Forward Hansberger International Growth Fund
                   Forward International Small Companies Fund
                             Sierra Club Stock Fund
                            Sierra Club Balanced Fund